Exhibit 99.1

BUILD-A-BEAR WORKSHOP REPORTS RECORD THIRD QUARTER FISCAL 2024 RESULTS

ST. LOUIS, MO (December 5, 2024) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced results for the third quarter of fiscal year 2024 ended November 2, 2024.

●	Third quarter revenues were $119.4 million, an increase of 11.0%, pre-tax income was $13.1 million, an increase of 26.4%, and diluted earnings per share was $0.73, an increase of 37.7%
●	The Company updates its fiscal 2024 guidance, including increasing net new unit growth to at least 65 experience locations globally, up from 50 locations
●	Through the first nine months of fiscal 2024, the Company returned $31.3 million to shareholders through share repurchases and quarterly dividends

“Our best-ever third-quarter performance brings us one step closer to a fourth consecutive year of record revenues, reflecting the evolution of the business model and the power of the Build-A-Bear brand,” commented Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop. “The company continues to prioritize its long-term strategic initiatives, particularly expanding its global retail presence. Since reigniting this initiative, Build-A-Bear has broadened its international footprint to over 20 countries, opening experience locations in six new markets this past quarter,” concluded Ms. John.

Voin Todorovic, Chief Financial Officer of Build-A-Bear Workshop, added, “The Company’s strong retail and third-party sales have contributed to the most profitable third quarter in our history, although web demand continues to perform below expectations. In conjunction with Build-A-Bear’s solid cash flow generation and our confidence in the company's strategy, we have repurchased more than 6% of our shares outstanding over the past year."

Third Quarter Fiscal 2024 Results

(13 weeks ended November 2, 2024, compared to the 13 weeks ended October 28, 2023)

●	Total revenues were $119.4 million and increased 11.0%

o	Net retail sales were $109.5 million and increased 9.1%
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouse or its stores) increased 1.3%
o	Commercial and international franchise revenues were a combined $9.9 million and increased 38.8%

●

Pre-tax income grew 26.4% year over year to $13.1 million, or 11.0% of total revenues, an increase of 140 basis points, driven by a 140-basis-point increase in gross margin from an expansion in Retail and Commercial gross margins.

●	Diluted earnings per share (“EPS”) was $0.73, an increase of 37.7%, reflecting higher pretax income, a reduced share count, and a lower tax rate.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $16.7 million, an increase of 25.3%, representing 14.0% of total revenues.

Nine-Month Fiscal 2024 Results

(39 weeks ended November 2, 2024, compared to the 39 weeks ended October 28, 2023)

●	Total revenues were $346.0 million and increased 2.7%

o	Net retail sales were $320.8 million and increased 1.5%
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouse or its stores) decreased 11.8%
o	Commercial and international franchise revenues were a combined $25.2 million and increased 20.5%

●

Pre-tax income declined 1.3% to $39.7 million, or 11.5% of total revenues, a decrease of 40 basis points, driven by a 120-basis point increase in SG&A expense, mainly from marketing, higher wage rates, and general inflationary pressures, partially offset by an 80-basis-point benefit between gross margin expansion, from an increase in Retail and Commercial gross margin, and an increase in interest income.

●	Diluted EPS was $2.20, an increase of 4.8%, reflecting a reduced share count, slightly offset by lower pretax income and a higher tax rate.

●	EBITDA was $49.9 million, an increase of 1.5%, representing 14.4% of total revenues.

Store Activity

For the quarter, the Company had net new unit growth of 17 global experience locations, comprised of 1 corporately-managed location and 16 partner-operated locations. At the end of the third quarter, Build-A-Bear had 565 global locations through a combination of its corporately-managed, partner-operated, and franchise models. Globally, this reflects 362 corporately-managed stores, 123 partner-operated stores, and 80 franchise stores.

Balance Sheet

At the third-quarter end, cash and cash equivalents totaled $29.0 million, an increase of $4.2 million, or 16.8%, compared to $24.8 million at the third quarter-end last year. The Company finished the quarter with no borrowings under its revolving credit facility.

For the third quarter and first nine months of fiscal 2024, capital expenditures totaled $3.9 million and $9.6 million, respectively.

Inventory at quarter end was $70.8 million, reflecting an increase of $6.4 million, or 9.8%, much of which is an accelerated purchase of 2025 core products, compared to $64.5 million at the third quarter-end last year. The Company remains comfortable with the level and composition of its inventory.

Return of Capital to Shareholders

For the third quarter, the Company utilized $4.8 million in cash to repurchase 147,917 shares of its common stock and paid a $2.7 million quarterly cash dividend to shareholders. For the first nine months of fiscal 2024, the Company utilized $23.0 million in cash to repurchase 832,944 shares of its common stock and paid $8.3 million in quarterly cash dividends to shareholders.

Since the end of the third quarter, through December 4, the Company has used approximately $200,000 in cash to repurchase an additional 5,288 shares of its common stock, with $97.0 million remaining under the board-authorized $100.0 million stock repurchase program adopted on September 11, 2024.

2024 Outlook

The Company updates its fiscal 2024 outlook:

●	Now expecting total revenue in the range of $489 million to $495 million, representing growth on a low-single-digit percentage basis at the midpoint
●	Now expecting pretax income in the range of $65 million to $67 million, in line with the prior year at the midpoint

For comparative purposes, the company notes that the additional week in fiscal 2023 was approximately $7 million in total revenues with an estimated 35% flow-through to EBITDA.

For fiscal 2024, as compared to the 2023 non-GAAP 52-week year, the Company expects:

●	Total revenue in the range of $489 million to $495 million, representing growth on a low-single-digit percentage basis at the midpoint
●	Pretax income in the range of $65 million to $67 million, representing growth on a low-single-digit percentage basis at the midpoint

In addition, for fiscal 2024, the Company updates its expectations as follows:

●	Net new unit growth of at least 65 experience locations through a combination of corporately-managed, partner-operated, and franchised business models
●	Capital expenditures in the range of $18 million to $20 million
●	Depreciation and amortization in the range of $15 million to $16 million
●	Tax rate of approximately 24.5%, excluding discrete items

The Company’s guidance considers various factors, including anticipated ongoing inflationary pressures and increased freight costs. Additionally, the Company’s outlook assumes no further material changes in the macroeconomic or geopolitical environment or relevant foreign currency exchange rates.

Note Regarding Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income adjusted to exclude certain costs, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

Webcast and Conference Call Information

At 9:00 AM ET today, Build-A-Bear Workshop will host a conference call with investors and financial analysts to discuss its financial results. The conference call will be webcast on Build-Bear’s Investor Relations website, https://ir.buildabear.com.

The dial-in number for the live conference call is (877) 407-3982 or (201) 493-6780 for international callers. The access code is Build-A-Bear. The call is expected to conclude by 10 AM ET.

A replay of the conference call webcast will be available in the investor relations website for one year. A telephone replay will be available beginning at approximately 1:00 p.m. ET on Thursday, December 5, 2024, until 11:59 p.m. ET on Thursday, December 12, 2024. The telephone replay is available by calling (412) 317-6671 (toll/international) or (844) 512-2921 (toll free). The access code is 13749231.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

###

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	November 2,	% of Total	October 28,	% of Total
	2024	Revenues (1)	2023	Revenues (1)
Revenues:
Net retail sales	$109,503	91.7	$100,411	93.4
Commercial revenue	8,580	7.2	6,020	5.6
International franchising	1,347	1.2	1,131	1.0
Total revenues	119,430	100.1	107,562	100.0
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	50,116	45.8	47,551	47.4
Cost of merchandise sold - commercial (1)	3,669	42.8	2,675	44.4
Cost of merchandise sold - international franchising (1)	1,005	74.6	703	62.2
Total cost of merchandise sold	54,790	45.9	50,929	47.3
Consolidated gross profit	64,640	54.1	56,633	52.7

Selling, general and administrative expense	51,668	43.3	46,566	43.3
Interest (income) expense, net	(109)	(0)	(281)	(0.3)
Income before income taxes	13,081	11.0	10,348	9.6
Income tax expense	3,211	2.7	2,762	2.6
Net income	$9,870	8.3	$7,586	7.1

Income per common share:
Basic	$0.74		$0.53
Diluted	$0.73		$0.53
Shares used in computing common per share amounts:
Basic	13,425,332		14,362,702
Diluted	13,461,983		14,438,795

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	39 Weeks		39 Weeks
	Ended		Ended
	November 2,	% of Total	October 28,	% of Total
	2024	Revenues (1)	2023	Revenues (1)
Revenues:
Net retail sales	$320,826	92.8	$315,972	93.8
Commercial revenue	21,858	6.3	17,685	5.3
International franchising	3,274	0.9	3,180	0.9
Total revenues	345,958	100.0	336,837	100.0
Costs and expenses:
Cost of merchandise sold - retail (1)	147,138	45.9	146,165	46.3
Cost of merchandise sold - commercial (1)	9,210	42.1	8,458	47.8
Cost of merchandise sold - international franchising (1)	2,236	68.3	2,042	64.2
Total cost of merchandise sold	158,584	45.8	156,665	46.5
Consolidated gross profit	187,374	54.2	180,172	53.5

Selling, general and administrative expense	148,442	42.9	140,516	41.7
Interest expense (income), net	(723)	(0.2)	(524)	(0.2)
Income before income taxes	39,655	11.5	40,180	11.9
Income tax expense	9,548	2.8	9,648	2.9
Net income	$30,107	8.7	$30,532	9.1

Income per common share:
Basic	$2.20		$2.12
Diluted	$2.20		$2.10
Shares used in computing common per share amounts:
Basic	13,672,416		14,413,308
Diluted	13,712,461		14,563,974

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	November 2,	February 3,	October 28,
	2024	2024	2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$28,955	$44,327	$24,800
Inventories, net	70,774	63,499	64,466
Receivables, net	13,461	8,569	13,908
Prepaid expenses and other current assets	11,982	11,377	13,592
Total current assets	125,172	127,772	116,766

Operating lease right-of-use asset	91,268	73,443	67,768
Property and equipment, net	54,498	55,262	51,914
Deferred tax assets	8,638	8,682	6,822
Other assets, net	6,286	7,166	7,273
Total Assets	$285,862	$272,325	$250,543

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,403	$16,170	$11,961
Accrued expenses	19,994	19,954	25,319
Operating lease liability short term	28,832	25,961	26,002
Gift cards and customer deposits	15,697	18,134	18,366
Deferred revenue and other	3,498	3,514	3,665
Total current liabilities	86,424	83,733	85,313

Operating lease liability long term	69,518	57,609	52,423
Other long-term liabilities	1,347	1,321	1,159

Stockholders' equity:
Common stock, par value $0.01 per share	135	142	144
Additional paid-in capital	62,511	66,330	66,641
Accumulated other comprehensive loss	(11,811)	(12,082)	(12,319)
Retained earnings	77,738	75,272	57,182
Total stockholders' equity	128,573	129,662	111,648
Total Liabilities and Stockholders' Equity	$285,862	$272,325	$250,543

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023

Other financial data:

Retail gross margin ($) (1)	$59,387	$52,860	$173,688	$169,807
Retail gross margin (%) (1)	54.2%	52.6%	54.1%	53.7%
Capital expenditures (2)	$3,871	$4,986	$9,571	$11,124
Depreciation and amortization	$3,688	$3,231	$10,983	$9,540

Store data (3):
Number of corporately-managed retail locations at end of period
North America			324	318
Europe			38	38
Total corporately-managed retail locations			362	356

Number of franchised stores at end of period			80	70

Number of third-party retail locations at end of period			123	85

Corporately-managed store square footage at end of period (4)
North America			730,855	728,658
Europe			53,443	53,675
Total square footage			784,298	782,333

(1)

Retail gross margin represents net retail sales less cost of merchandise sold - retail.  Retail gross margin percentage represents retail gross margin divided by net retail sales. Store impairment is excluded from retail gross margin.

(2)	Capital expenditures represents cash paid for property, equipment, and other assets.

(3)	Excludes e-commerce. North American stores are located in the United States and Canada. In Europe, stores are located in the United Kingdom and Ireland. Seasonal locations not included in store count.

(4)

Square footage for stores located in North America is leased square footage.  Square footage for stores located in Europe is estimated selling square footage. Seasonal locations not included in the store count.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP figures
(dollars in thousands)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	November 2,	October 28,	November 2,	October 28,
	2024	2023	2024	2023
Income before income taxes (pre-tax)	$13,081	$10,348	$39,655	$40,180
Interest (income) expense, net	(109)	(281)	(723)	(524)
Depreciation and amortization expense	3,688	3,231	10,983	9,540
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$16,660	$13,298	$49,915	$49,196